Exhibit 10.1

AMENDMENT NO. 1 TO RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”), dated as of May 27, 2020, to the Rights Agreement, dated as of May 5, 2020 (the “Rights Agreement”) between Nabors Industries Ltd., a Bermuda exempted company (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company, as Rights Agent (the “Rights Agent”).

R E C I T A L S

WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement; and

WHEREAS, the Company desires to amend the Rights Agreement in accordance with Section 27 thereof.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth in the Rights Agreement and herein, the parties hereto agree as follows:

A G R E E M E N T

1. Amendment of the Definition of “Acquiring Person”. The definition of “Acquiring Person” in the Rights Agreement is hereby amended by adding the following sentence to the end thereof:

“The foregoing or any provision to the contrary in this Agreement notwithstanding, Hushang Ansary (“Investor”) is not, nor are any of its Affiliates and Associates, nor shall Investor or any of its Affiliates or Associates be deemed to be, an Acquiring Person for so long as such Persons collectively Beneficially Own no greater than 10% of the then issued and outstanding Common Shares.

2. Effectiveness. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. Except as specifically amended by this Amendment, all other terms and conditions of the Rights Agreement shall remain in full force and effect and are hereby ratified and confirmed.

3. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; provided, however, that all provisions, regarding the rights, duties, obligations and liabilities of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. This Amendment may be executed in any number of counterparts (including by facsimile or PDF) and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Except as otherwise expressly provided herein, or unless the context otherwise requires, capitalized terms used herein shall have the respective meanings assigned to them in the Rights Agreement. The Rights Agent and the Company hereby waive any notice requirement under the Rights Agreement pertaining to the matters covered by this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed by the Company and the Rights Agent as of the day and year first written above.

NABORS INDUSTRIES LTD.

By:	/s/ Mark D. Andrews
Name: Mark D. Andrews
Title: Corporate Secretary

COMPUTERSHARE TRUST COMPANY, N.A.,
as Rights Agent

By:	/s/ Kevin Laurita
Name: Kevin Laurita
Title: Vice President

[Signature Page to Amendment No. 1 to Rights Agreement]